Sub-Item 77E
Since October 2003, Federated
 and related entities
(collectively, "Federated"),
 and various Federated funds
(Funds), have been named as
defendants in several class
action lawsuits now pending
in the United States
District Court for the
District of Maryland.
The lawsuits were
 purportedly filed
on behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
 The suits are generally
 similar in alleging that
 Federated engaged in illegal
and improper trading practices
 including market timing and
 late trading in concert
with certain institutional
traders, which allegedly
caused financial injury
to the mutual fund shareholders.
 These lawsuits began to be
filed shortly after Federated's
first public announcement that
 it had received requests for
 information on
shareholder trading activities
 in the Funds from the SEC,
 the Office of the New York
 State Attorney
General (NYAG), and other
 authorities. In that regard,
 on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG
with respect to those matters.
 Specifically, the
SEC and NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market
timing arrangements and
 late trading. The SEC
 made findings: that
Federated Investment Management
Company (FIMC), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities Corp.,
an SEC-registered broker-dealer
 and distributor for the Funds,
 violated provisions of the Investment
Advisers Act and Investment
Company Act by approving,
 but not disclosing, three
market timing
arrangements, or the associated
conflict of interest between
 FIMC and the funds involved in the
arrangements, either to other
 fund shareholders or to the
 funds' board; and that
Federated Shareholder
Services Company, formerly
 an SEC-registered transfer
agent, failed to prevent a
 customer and a Federated
employee from late trading
in violation of provisions
 of the Investment Company
 Act. The NYAG found
that such conduct violated
provisions of New York State
law. Federated entered into
the settlements
without admitting or denying
the regulators' findings. As
Federated previously reported
 in 2004, it has
already paid approximately
$8.0 million to certain funds
 as determined by an
independent consultant. As
part of these settlements,
 Federated agreed to pay
 disgorgement and a civil
money penalty in the aggregate
amount of an additional $72
million and, among other
things, agreed that it would
not serve as investment
adviser to any registered
investment company unless
(i) at least 75% of the
fund's directors are independent
of Federated, (ii) the
chairman of each such fund
 is independent of Federated,
 (iii) no action may be taken
by the fund's board or any
committee thereof unless
 approved by a majority of
 the independent trustees of
the fund or committee,
respectively, and (iv) the
 fund appoints a
"senior officer" who reports
 to the
independent trustees and is
 responsible for monitoring
compliance by the fund with
 applicable laws and
fiduciary duties and for
managing the process by which
management fees charged to a
 fund are approved.
The settlements are described
in Federated's announcement
which, along with previous
press releases and
related communications on
those matters, is available
in the "About Us" section of
Federated's website at
FederatedInvestors.com.
Federated entities have also
 been named as defendants in
several additional lawsuits
that are now pending
in the United States District
Court for the Western District
 of Pennsylvania, alleging,
among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein
Shapiro LLP to represent the
 Funds in each of
the lawsuits described in the
 preceding two paragraphs.
Federated and the Funds, and
 their respective
counsel, have been defending
this litigation, and none of
 the Funds remains a defendant
 in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional lawsuits
based upon similar allegations
 may be filed in the future.
 The potential impact of these
 lawsuits, all of
which seek unquantified damages,
 attorneys' fees, and expenses,
 and future potential similar
 suits is
uncertain. Although we do not
 believe that these lawsuits
will have a material adverse
effect on the Funds,
there can be no assurance
 that these suits, ongoing
adverse publicity and/or
other developments resulting
from the regulatory investigations
will not result in increased
 Fund redemptions, reduced
sales of Fund
shares, or other adverse
consequences for the Funds.